                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-26941


                    Pricing Supplement, dated June 3, 1997
                 to Prospectus Supplement dated May 22, 1997
                       to Prospectus dated May 23, 1997


                                POPULAR, INC.
                          (FORMERLY BANPONCE CORP.)
                         Medium-Term Notes, Series 3
             Due From Nine Months to 30 Years From Date of Issue


PRINCIPAL AMOUNT............................................    $30,000,000.00

ORIGINAL ISSUE DATE.........................................    June 6, 1997

MATURITY DATE...............................................    June 6, 2000

GLOBAL NOTE.................................................    Yes

INITIAL INTEREST RATE.......................................    6.715%

INTEREST RATE BASIS.........................................    Fixed

INDEX MATURITY..............................................    N/A

SPREAD......................................................    N/A

CUSIP.......................................................    73317PAA7

INTEREST RATE RESET PERIOD..................................    N/A

INTEREST PAYMENT PERIOD.....................................    June 15, December 15, and at maturity,
                                                                (First interest payment 12/15/97).



The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance Popular, Inc. subsidiaries.